UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 13, 2012

(Date of earliest event reported)

Corning Natural Gas Corporation

(Exact name of registrant as specified in its charter)

New York	000-00643	16-0397420
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 West William Street, Corning, New York	14830
(Address of principal executive offices)	(Zip Code)

(607) 936-3755

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01 Other Events

On January 13, 2012 the Company, PSC Staff and other intervener parties filed a Joint Proposal (JP) covering a three year period with the NYPSC to resolve all issues in its rate case (11-G-0280). The JP provides for revenue increases in Corning's rates in the first year (May 1, 2012 to April 30, 2013) of $944,310; year two (May 1, 2013 to April 30, 2014) of $899,674; and year three (May 1, 2014 to April 30, 2015) of $323,591. The cumulative revenues over the three years total $4,955,869. The JP also provides the Company the opportunity to earn $545,284 annually from local production before sharing, a 118% increase from the $250,000 annually allowed today. The JP also provides for property tax reconciliation, treatment of future local production investment, allocations to the Company's new Leatherstocking operations and consolidation of the three divisional rate tariffs into a single rate tariff. The rate case was based on a 9.5% return on equity. The JP will be reviewed by the Administrative Law Judges for reasonableness. They will recommend to the Commission approval or disapproval of the JP. The Commission is expected to render a decision in April 2012 with rates becoming effective May 1, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corning Natural Gas Corporation
By: /s/ Fi Sarhangi
Chief Financial Officer

Dated: January 17, 2012